                                                                  EXHIBIT 5.1


                                [WSM LETTERHEAD]


_______, 2001

Rent-A-Center, Inc.
5700 Tennyson Parkway
Third Floor
Plano, Texas  75024

         Re: Rent-A-Center, Inc. - Registration Statement on Form S-3 (File No. 333-58302)

Ladies and Gentlemen:

         We have acted as counsel for Rent-A-Center, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration statement on Form S-3 and the amendments thereto (the "REGISTRATION STATEMENT") filed by the Company with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering the offering and sale by the Company of 1,150,000 shares (including the 150,000 shares subject to the over-allotment option granted by the Company, the "PRIMARY SHARES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), and by J. Ernest Talley, Mark E. Speese and Talley Partners, Ltd. (the "SELLING STOCKHOLDERS") of 2,530,000 shares (including the 330,000 shares subject to the over-allotment option, the "SECONDARY SHARES") pursuant to the terms of the underwriting agreement (the "UNDERWRITING AGREEMENT") to be executed by the Company, the Selling Stockholders, Morgan Stanley Dean Witter, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and The Robinson-Humphrey Company, LLC, as representatives of the underwriters listed on Schedule I to such agreement (the "UNDERWRITERS").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinion, including: (i) the Registration Statement; (ii) the form of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement; (iii) the Amended and Restated Certificate of Incorporation of the Company; (iv) the Amended and Restated Bylaws of the Company; and (v) certain resolutions adopted by the Finance Committee of the Board of Directors of the Company and the Board of Directors of the Company,

Rent-A-Center, Inc.
___ ___, 2001
Page 2



in each case relating to the Registration Statement, the issuance and sale of the Primary Shares, the issuance of the Secondary Shares and related matters.

         Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

         (i) The Primary Shares have been duly and validly authorized and, when issued and delivered by the Company, and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable; and

         (ii) The Secondary Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable.

         Our opinions herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of or the effect thereon of the laws of any jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.

         We are aware that we are referred to under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                         Very truly yours,